Exhibit 10.9
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                       AMENDMENT TO MASTER LOAN AGREEMENT
                        (Under Revolving Line of Credit)


         THIS AMENDMENT, made as of the ___ day of December, 1996, by and between Suarez Housing Corporation, a Florida corporation, whose address 9950 Princess Palm Avenue, Suite 112, Tampa, Florida 33619, ("Borrower"), and NationsBank, N.A. (South), a national banking association, successor by merger to NationsBank of Florida, N.A., whose address is 1410 N. Westshore Boulevard, Suite 100, Tampa, Florida 33607, ("Bank").

                                    Recitals

         A. In connection with a revolving line of credit loan by Bank to Borrower for residential construction (the "Loan"), Borrower has previously executed and delivered its Promissory Note (Revolving Line of Credit) dated November 15, 1994, in the amount of $5,700,000.00, Additional Advance Promissory Note (Revolving Line of Credit) dated November 17, 1995, in the amount of $1,300,000.00, and Consolidation and Renewal Promissory Note (Revolving Line of Credit) dated November 17, 1995, in the amount of $7,000,000.00, which are secured by a certain Real Estate Mortgage, Assignment and Security Agreement recorded Official Records Book 7590, page 1612, of the public records of Hillsborough County, Florida, and in Official Records Book 3371, page 1582, of the public records of Pasco County, Florida, as modified, extended, or amended, (the "Mortgage") and other recorded and unrecorded loan documentation.

         B. The Loan is to be administered in accordance with the terms of an Amended and Restated, Master Loan Agreement dated November 17, 1995 (the "Loan Agreement").

         C. Borrower has requested and Bank has agreed to increase the amount of the Loan by a future advance in the amount of $3,000,000.00 secured by the Mortgage and administered under the terms of the Loan Agreement, except as modified herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Note, Mortgage and Loan Agreement, of the loan funds being advanced from time to time by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. The foregoing recitals are acknowledged as true and correct and are incorporated herein.

         2. References in the Loan Agreement to the "Note" are expressly amended to include the Promissory Note (Revolving Line of Credit) dated November 15, 1994, in the amount of $5,700,000.00, Additional Advance Promissory Note (Revolving Line of Credit) dated November 17, 1995, in the amount of $1,300,000.00, and Consolidation and Renewal Promissory Note (Revolving Line of Credit) dated November 17, 1995, in the amount of $7,000,000.00, the Additional Advance Promissory Note (Revolving Line of Credit) of even date in the principal amount of $3,000,000.00, and the Consolidation and Renewal Promissory Note (Revolving Line of Credit) of even date in the principal

                                                                     /s/ RJS
                                                                     -------
                                                                  Please Initial

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amount of $10,000,000.00.  The additional definitions of "Note" shall remain in effect as well.

         3. Paragraph 2.3 of the Loan Agreement is modified and amended to read as follows:

                  2.3 Approvals for Funding. Bank will advance funds for the acquisition of lots and the costs of construction of single family dwellings ("Units") on individual lots owned or to be acquired by Borrower and mortgaged to Lender in Hillsborough, Pasco, and Pinellas Counties in Florida, and in such other counties as Lender may approve. Loan proceeds shall be used solely (i) to fund construction of Units for which Lender has approved the plans and specifications, and (ii) to finance the acquisition of developed lots in subdivisions approved by Lender. Lender will disburse Loan proceeds subject to the following limitations:

                           (a) The amount to be funded on each Pre-Sold Unit (as hereinafter defined) shall be an amount equal to 80% of the lesser of:
         (i) the "completed value" of such Unit, which amount shall be determined by an appraisal satisfactory to Lender; or (ii) the contracted purchase price for the Unit; provided, however, that in no event shall Lender be obligated to fund Loan proceeds in an amount in excess of 100% of the Unit cost breakdown submitted by Borrower and approved by Lender.

                           (b) The amount to be funded for each Spec Unit and Model Unit (as hereinafter defined) shall be in an amount equal to 80% of the "completed value" of said Spec Unit or Model Unit, which amount shall be determined by an appraisal satisfactory to Lender; provided, however, that in no event shall Lender be obligated to disburse Loan proceeds in excess of 100% of the Unit cost breakdown submitted by Borrower and approved by Lender.

                           (c) Use of Loan proceeds for the construction of Units shall be limited to: 55 Spec and Model Units and a total amount outstanding and committed of $5,500,000.00 at any one time; and 35 Pre-Sold Units and a total amount outstanding and committed of $3,500,000.00 at any one time.

                           (d) Each individual Unit financed under the Loan shall be completed in a period not to exceed six (6) months from the date construction commences.

                           (e) The total amount to be funded for the costs of construction of a Unit, as approved and allocated by Lender pursuant to Subparagraphs 3(a) and (b) of this Commitment shall be called the "Committed Unit Amount." Once Lender approves the commencement of construction of a Unit, the Committed Unit Amount shall be reserved under the Loan, and shall not be available for disbursement for construction of any other Units. After making the initial disbursement under the Committed Unit Amount, the remaining unfunded Committed Unit Amount will be disbursed on a percentage basis in accordance

                                                                     /s/ RJS
                                                                     -------
                                                                  Please Initial

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         with the attached Percentage Completion Schedule and the terms of this
         Commitment. Lender shall not in any case be obligated to approve or fund the construction of a new Unit unless there are sufficient "available" Loan proceeds to complete the construction of that Unit. For purposes of this Commitment, the term "available" Loan proceeds shall mean the amount derived by subtracting the total Committed Unit Amounts from the original, principal amount of the Loan.

                           (f) Use of Loan proceeds for the purchase of developed lots shall be limited to 70 lots and a total amount outstanding and committed of $1,000,000.00 at any one time. The amount to be funded for each lot shall be an amount equal to the lesser of (i) Borrower's cost, or (ii) 75% of appraised value. Any unused lot allocation of the Loan may be used for additional Pre-Sold Units, subject to the same conditions as to the amounts to be advanced.

                           (g) Use of Loan proceeds shall be limited to a maximum of 10 Spec or Model Units in any one subdivision at any one time, and 25 lots in any one subdivision at any one time, unless otherwise approved by Lender.

         Pre-Sold Units are defined as those having a firm purchase contract negotiated at arm's length with bona fide third party purchasers (no relatives or affiliates of Borrower or Guarantors) with no contingencies except a first mortgage financing contingency and either (a) a minimum of 5% deposit, and a preliminary mortgage approval from an institutional lender to include income qualification and credit verification, or (b) a minimum of 10% deposit on a contract for all cash. A Spec Unit is defined as a Unit for which a firm purchase contract meeting the foregoing requirements has not been received or approved. A Model Unit is defined as a Unit constructed and furnished initially for inspection by prospective purchasers. Assuming the Loan is not in default and Borrower has otherwise complied with the terms of the Loan Agreement as to partial releases, Units will be released from the Mortgage upon payment of the actual amount funded under the line for each Unit, plus accrued unpaid interest thereon.

All remaining terms and provisions of Paragraph 2.3 shall be unchanged.

         4. Paragraph 5.11 of the Loan Agreement is modified and amended to read as follows:

         5.11 Financial Statements. Borrower will provide Lender with: (a) quarterly 10-Q filings for International American Homes, Inc., including internally prepared consolidating financial information for Porten Sullivan Corporation and Suarez Housing Corporation, within 60 days of the end of each quarter; and (b) annual 10-K for International American Homes, including consolidating financial information for Porten Sullivan Corporation and Suarez Housing Corporation, within 120 days of fiscal year end. Any individual Guarantor shall provide personal financial statements on Lender's form annually within 120 days of the anniversary date of a previously submitted financial statement.

         5. The existing individual guaranty of Robert J. Suarez will be released as to sums previously advanced and his guaranty shall not extend to sums advanced under

                                                                     /s/ RJS
                                                                     -------
                                                                  Please Initial

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the Loan in the future, for the construction of Pre-Sold Units. Furthermore, if the financial statements for International American Homes, Inc. tested semi-annually, show a Tangible Net Worth of $7,200,000 or more, and a Total Debt/Tangible Net Worth ratio (adjusted for bonds) of 2.75:1, or better, then the personal guaranty of Robert J. Suarez will be abated as to 50% of the sums previously advanced or advanced in the future for the construction of Spec and Model Units and lots. If the financial statements for International American Homes, Inc. tested semi-annually, show a Tangible Net Worth of $7,500,000 or more, and a Total Debt/Tangible Net Worth ratio (adjusted for bonds) of 2.50:1, or better, then the personal guaranty of Robert J. Suarez will be abated in full. The personal guaranty of Mr Suarez will be reinstated consistent with the foregoing standards if International American Homes, Inc. fails to maintain the stated ratios. Borrower will at all times report its financial condition using generally accepted accounting principles consistently applied, except to the extent modified by the following definitions:

                  (a) Tangible Net Worth: "Tangible Net Worth" is defined as the aggregate of total shareholders' equity plus any debt to Related Parties (as hereinafter defined) which are subordinated to the Loan, less any intangible assets and any obligations due from shareholders, partners, employees, and/or affiliates.

                  (b) Ratio of Total Debt to Tangible Net Worth: The "Ratio of Total Debt to Tangible Net Worth," is defined as the aggregate of current liabilities and non-current liabilities (excluding contingent liabilities and non-recourse bonds) less subordinated loans from Related Parties (as hereinafter defined), divided by Tangible Net Worth.

                  (c) Related Parties: "Related Parties" shall mean the partners or shareholders of Borrower, or any corporations, trusts, partnerships, or other entities in which Borrower owns directly, or indirectly, a 51% interest.

         6. In all remaining respects the terms and provisions of the Loan Agreement shall be unchanged, and Borrower ratifies and reaffirms the terms thereof.

         IN WITNESS WHEREOF, the undersigned Borrower and Guarantor have set their hands and seals.


                                                     Suarez Housing Corporation,
                                                     a Florida corporation

                                                                          {Seal}

         /s/                                         By: /s/ Robert J. Suarez
--------------------                                     --------------------
Witness

         /s/                                         Its:      President
--------------------                                     --------------------
Witness

                                                                      "Borrower"

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                                         NationsBank, N.A. (South), successor by
                                         merger to NationsBank of Florida N.A.

                                                                          {Seal}

         /s/                                         By:         /s/
--------------------                                     --------------------
Witness

         /s/                                         Its:   Vice President
--------------------                                     --------------------
Witness

                                                                          "Bank"

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                              JOINDER OF GUARANTOR

         The undersigned as Guarantor hereby joins in and consents to the foregoing Amendment to Amended and Restated Master Loan Agreement.

                                             International American Homes, Inc.,
                                             a Delaware corporation

                                                                          {Seal}

         /s/                                         By: /s/ Robert J. Suarez
--------------------                                     --------------------
Witness

         /s/                                         Its:      President
--------------------                                     --------------------
Witness

         /s/
--------------------
Witness

         /s/                                         By: /s/ Robert J. Suarez
--------------------                                     --------------------
Witness                                                  Robert J. Suarez

                                                                     "Guarantor"

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